EXHIBIT 99.1


REPORT OF INDEPENDENT AUDITORS
The Board of Directors and Shareholders
Toll Brothers, Inc.

We have audited the accompanying consolidated balance sheets of Toll Brothers, Inc. and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of income and cash flows for each of the three years in the period ended October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Toll Brothers, Inc. and subsidiaries at October 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 2001, in conformity with accounting principles generally accepted in the United States.

                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 11, 2001, except for Notes 1 and 13, as to which the date is November 14, 2002

                        CONSOLIDATED STATEMENTS OF INCOME
                  (Amounts in thousands, except per share data)

                                                   Year ended October 31,
                                       ----------------------------------------
                                          2001           2000           1999
                                         ------         ------         ------
Revenues
  Home sales                           $2,180,469     $1,762,930     $1,438,171
  Land sales                               27,530         38,730         17,345
  Equity earnings in
   unconsolidated joint ventures            6,756          3,250
  Interest and other                       14,850          9,452          8,599
                                       ----------     ----------     ----------
                                        2,229,605      1,814,362      1,464,115
                                       ----------     ----------     ----------

Costs and expenses
  Home sales                            1,602,276      1,337,060      1,117,872
  Land sales                               21,464         29,809         13,375
  Selling, general and
   administrative                         209,729        170,358        130,213
  Interest                                 58,247         46,169         39,905
                                       ----------     ----------     ----------
                                        1,891,716      1,583,396      1,301,365
                                       ----------     ----------     ----------

Income before income taxes and
  extraordinary loss                      337,889        230,966        162,750
Income taxes                              124,216         85,023         59,723
                                       ----------     ----------     ----------
Income before extraordinary loss          213,673        145,943        103,027
Extraordinary loss                                                       (1,461)
                                       ----------     ----------     ----------
Net income                             $  213,673     $  145,943     $  101,566
                                       ==========     ==========     ==========
Earnings per share
Basic:
  Income before extraordinary loss     $     2.98     $     2.01     $     1.40
  Extraordinary loss                                                      (0.02)
                                       ----------     ----------     ----------
  Net income                           $     2.98     $     2.01     $     1.38
                                       ==========     ==========     ==========
Diluted:
  Income before extraordinary loss     $     2.76     $     1.95     $     1.38
  Extraordinary loss                                                      (0.02)
                                       ----------     ----------     ----------
  Net income                           $     2.76     $     1.95     $     1.36
                                       ==========     ==========     ==========
Weighted average number of shares:
  Basic                                    71,670         72,537         73,378
  Diluted                                  77,367         74,825         74,872


                             See accompanying notes.

                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                            October 31
                                                   -------------------------
                                                       2001           2000
                                                      ------         ------
ASSETS

Cash and cash equivalents                          $  182,840     $  161,860
Inventory                                           2,183,541      1,712,383
Property, construction and office
   equipment, net                                      33,095         24,075
Receivables, prepaid expenses and
   other assets                                       118,542        113,025
Investments in unconsolidated entities                 14,182         18,911
                                                   ----------     ----------
                                                   $2,532,200     $2,030,254
                                                   ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Loans payable                                   $  387,466     $  326,537
   Subordinated notes                                 669,581        469,499
   Customer deposits                                  101,778        104,924
   Accounts payable                                   132,970        110,927
   Accrued expenses                                   229,671        185,141
   Income taxes payable                                98,151         88,081
                                                   ----------     ----------
      Total liabilities                             1,619,617      1,285,109
                                                   ==========     ==========

Stockholders' equity
   Preferred stock, none issued
   Common stock, 74,029 and 74,056 shares
     issued at October 31, 2001 and 2000,
     respectively                                         369            369
   Additional paid-in capital                         107,014        105,454
   Retained earnings                                  882,281        668,608
    Treasury stock, at cost - 4,473 shares
     and 2,266 shares at October 31,
     2001 and 2000, respectively                      (77,081)       (29,286)
                                                   ----------     ----------
       Total stockholders' equity                     912,583        745,145
                                                   ----------     ----------
                                                   $2,532,200     $2,030,254
                                                   ==========     ==========

                             See accompanying notes.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                       Year ended October 31
                                                   ------------------------------
                                                     2001       2000       1999
                                                    ------     ------     ------
Cash flow from operating activities:
  Net income                                       $213,673   $145,943   $101,566
  Adjustments to reconcile net income to net
    cash used in operating activities:
    Depreciation and amortization                     9,356      8,528      6,594
    Equity earnings in unconsolidated
      joint ventures                                 (6,756)    (3,250)
    Extraordinary loss from
      extinguishment of debt                                                2,318
    Deferred tax provision                            7,323      5,191      1,569
    Changes in operating assets and liabilities,
      net of assets and liabilities acquired:
      Increase in inventory                        (443,887)  (264,303)  (282,764)
      Origination of mortgage loans                (199,102)
      Sale of mortgage loans                        183,449
      Decrease (increase)in receivables, prepaid
        expenses and other assets                    10,793    (28,025)   (32,524)
      (Decrease) increase in customer deposits
        on sales contracts                           (3,146)    22,429     11,557
      Increase in accounts payable
        and accrued expenses                         71,776     71,492     62,769
      Increase in current income taxes payable        8,142     25,132      8,045
                                                   --------   --------   --------
         Net cash used in operating activities     (148,379)   (16,863)  (120,870)
                                                   --------   --------   --------

Cash flow from investing activities:
  Purchase of property and equipment, net           (15,020)    (9,415)    (8,331)
  Acquisition of company, net of cash acquired                            (11,090)
  Investment in unconsolidated entities                                   (15,193)
  Distribution from unconsolidated entities          15,750     13,589
         Net cash provided by(used in)
            investing activities                   --------   --------   --------
                                                        730      4,174    (34,614)
                                                   --------   --------   --------

Cash flow from financing activities:
  Proceeds from loans payable                       208,628    559,843    177,500
  Principal payments of loans payable              (180,094)  (460,482)  (187,551)
  Net proceeds from issuance
    senior subordinated notes                       196,930               267,716
  Redemption of subordinated notes                                        (71,359)
  Proceeds from stock based benefit plans            14,932     11,936      2,223
  Purchase of treasury stock                        (71,767)   (33,232)   (16,704)
                                                   --------   --------   --------
        Net cash provided by financing activities   168,629     78,065    171,825
                                                   --------   --------   --------

Net increase in cash and cash equivalents            20,980     65,376     16,341
Cash and cash equivalents, beginning of year        161,860     96,484     80,143
                                                   --------   --------   --------
Cash and cash equivalents, end of year             $182,840   $161,860   $ 96,484
                                                   ========   ========   ========

                             See accompanying notes.

                   Notes to Consolidated Financial Statements

1. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Toll Brothers, Inc. (the "Company"), a Delaware corporation, and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in 20% to 50% owned partnerships and affiliates are accounted for on the equity method. Investments in less than 20% owned affiliates are accounted for on the cost method.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Recognition

The Company is primarily engaged in the development, construction and sale of residential homes. Revenue and cost of sales is recorded at the time each home sale is closed and title and possession has been transferred to the buyer. Closing normally occurs shortly after construction is substantially completed.

Land sales revenue and cost of sales is recorded at the time that title and possession of the property has been transferred to the buyer.

Cash and Cash Equivalents

Liquid investments or investments with original maturities of three months or less are classified as cash equivalents. The carrying value of these investments approximates their fair value.

Property, Construction and Office Equipment

Property, construction and office equipment is recorded at cost and is stated net of accumulated depreciation of $35,792,000 and $30,288,000 at October 31, 2001 and 2000, respectively. Depreciation is recorded by using the straight-line method over the estimated useful lives of the assets.

Inventory

Inventory is stated at the lower of cost or fair value. In addition to direct land acquisition, land development and home construction costs, costs include interest, real estate taxes and direct overhead costs related to development and construction, which are capitalized to inventories during the period beginning with the commencement of development and ending with the completion of construction.

Land, land development and related costs are amortized to the cost of homes closed based upon the total number of homes to be constructed in each community. Home construction and related costs are charged to the cost of homes closed under the specific identification method.

The Company capitalizes certain project marketing costs and charges them against income as homes are closed.

Treasury Stock

Treasury stock is recorded at cost. Issuance of treasury shares is accounted for on a first-in, first-out basis. Differences between the cost of treasury shares and the re-issuance proceeds are charged to additional paid-in capital.

Segment Reporting

Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the manner in which public enterprises report information about operating segments. The Company has determined that its operations primarily involve one reportable segment, home building.

New Accounting Pronouncement

SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," establishes accounting and reporting standards of derivative instruments embedded in other contracts, and for hedging activities. The Company adopted SFAS No. 133, as amended, in the first quarter of 2001. Such adoption did not have a material impact on the Company's reported results of operations, financial position or cash flows.

SFAS No. 142, "Goodwill and Other Intangible Assets," provides guidance on accounting for intangible assets and eliminates the amortization of goodwill and certain other intangible assets. Intangible assets, including goodwill, that are not subject to amortization are required to be tested for impairment and possible write-down on an annual basis. The Company is required to adopt SFAS No. 142 for its fiscal year 2003. The adoption of SFAS No.142 will not have a material effect on the Company.

SFAS No. 145, "Rescission of SFAS No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" requires all gains and losses from extinguishment of debt to be included as an item of income from continuing operations. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 are effective for the Company's fiscal year 2003. Upon adoption of SFAS No. 145, the Company's previously reported extraordinary items related to gains and losses from the retirement of debt will be reclassified and not reported as extraordinary items.

Stock Split

On March 4, 2002, the Company's Board of Directors declared a two-for-one split of the Company's common stock in the form of a stock dividend to stockholders of record on March 14, 2002. The additional shares were distributed on March 28, 2002. All share and per share amounts included in the Consolidated Statements of Income, Consolidated Balance Sheets, footnotes 5, 6, 7 and 11, and the Summary Consolidated Quarterly Financial Data have been restated to reflect the split.

2. Inventory

Inventory consisted of the following (amounts in thousands):

                                                     October 31,
                                              -------------------------
                                                 2001           2000
                                                ------         ------
Land and land development costs               $  833,386     $  558,503
Construction in progress                       1,145,046        992,098
Sample homes                                      75,723         60,511
Land deposits and costs of
    future development                            89,360         68,560
Deferred marketing costs                          40,026         32,711
                                              ----------     ----------
                                              $2,183,541     $1,712,383
                                              ==========     ==========

Construction in progress includes the cost of homes under construction, land and land development costs and the carrying cost of home sites that have been substantially improved.

For the years ended October 31, 2001, 2000 and 1999, the Company provided for inventory write-downs and the expensing of costs which it believed not to be recoverable of $13,035,000, $7,448,000 and $5,092,000, respectively.

Interest capitalized in inventories is charged to interest expense when the related inventory is closed. Changes in capitalized interest for the three years ended October 31, 2001 were as follows (amounts in thousands):

                                         2001        2000        1999
                                        ------      ------      ------
Interest capitalized,
     beginning of year                 $78,443     $64,984     $53,966
Interest incurred                       79,209      60,236      51,396
Interest expensed                      (58,247)    (46,169)    (39,905)
Write-off to cost and expenses            (755)       (608)       (473)
                                       -------     -------     -------
Interest capitalized, end of year      $98,650     $78,443     $64,984
                                       =======     =======     =======

3. Loans Payable and Subordinated Notes

Loans payable consisted of the following (amounts in thousands):

                                                     October 31
                                              --------------------
                                                2001        2000
                                               ------      ------
Revolving credit facility                     $ 80,000    $ 80,000
Term loan due March 2002                        50,000      50,000
Term loan due July 2005                        192,500     170,000
Other                                           64,966      26,537
                                              --------    --------
                                              $387,466    $326,537
                                              ========    ========

The Company has a $535,000,000 unsecured revolving credit facility with 16 banks of which $445,000,000 extends through March 2006 and $90,000,000 extends through February 2003. Interest is payable on borrowings at 0.90% above the Eurodollar rate or at other specified variable rates as selected by the Company from time to time. The Company fixed the interest rate on $20,000,000 of borrowing at 6.39% until March 2002 through an interest rate swap with a bank. Had the Company not entered into the interest rate swap, the interest rate on this borrowing would have been 3.32% at October 31, 2001. At October 31, 2001, letters of credit and obligations under escrow agreements of approximately $43,862,000 were outstanding. The agreement contains various covenants, including financial covenants related to consolidated stockholders' equity, indebtedness and inventory. The agreement requires the Company to maintain a minimum consolidated stockholders' equity which restricts the payment of cash dividends and the repurchase of Company stock to approximately $230,000,000 at October 31, 2001.

The Company borrowed $50,000,000 from three banks at a fixed rate of 7.72% repayable in March 2002. The Company has borrowed $192,500,000 from eight banks at a weighted-average interest rate of 8.04% repayable in July 2005. Both loans are unsecured and the agreements contain financial covenants that are less restrictive than the covenants contained in the Company's revolving credit agreement.

A subsidiary of the Company has a $35,000,000 line of credit with a bank to fund mortgage originations. The line of credit is collateralized by all the assets of the subsidiary. At October 31, 2001, the subsidiary had borrowed $24,754,000 under the line of credit and had assets of approximately $28,364,000.

At October 31, 2001, the aggregate estimated fair value of the Company's loans payable was approximately $405,500,000. The fair value of loans was estimated based upon the interest rates at October 31, 2001 that the Company believed were available to it for loans with similar terms and remaining maturities.

Subordinated notes consisted of the following (amounts in thousands):

                                                   October 31
                                              --------------------
                                                2001        2000
                                               ------      ------
8 3/4% Senior Subordinated Notes
    due November 15, 2006                     $100,000    $100,000
7 3/4% Senior Subordinated Notes
    due September 15, 2007                     100,000     100,000
8 1/8% Senior Subordinated Notes
    due February 1, 2009                       170,000     170,000
8% Senior Subordinated Notes
    due May 1, 2009                            100,000     100,000
8 1/4% Senior Subordinated Notes
    due February 1, 2011                       200,000
Bond discount                                     (419)       (501)
                                              --------    --------
                                              $669,581    $469,499
                                              ========    ========

All issues of senior subordinated notes are subordinated to all senior indebtedness of the Company. The indentures restrict certain payments by the Company including cash dividends and the repurchase of Company stock. The notes are redeemable in whole or in part at the option of the Company at various prices on or after the fifth anniversary of each issue's date of issuance.

At October 31, 2001, the aggregate fair value of all the outstanding subordinated notes, based upon their indicated market prices, was approximately $661,600,000.

In November 2001, the Company issued $150,000,000 of 8.25% Senior Subordinated Notes due December 2011. The notes are subordinated to all senior indebtedness of the Company and have the same restrictions as to the payment of dividends and the repurchase of Company stock as the other issues of the Company's subordinated notes. The notes are redeemable in part, at the Company's option, from the proceeds of one or more public equity offerings prior to December 1, 2004 and redeemable in whole or in part on or after December 1, 2006.

The annual aggregate maturity of the Company's loans and notes during each of the next five fiscal years is: 2002 - $93,573,000; 2003 - $6,107,000; 2004 -
$5,671,000; 2005 - $195,811,000; and 2006 - $181,394,000.

4. Income taxes

The Company's estimated combined federal and state tax rate before providing for the effect of permanent book-tax differences ("Base Rate") was 37% in 2001, 2000 and 1999. The effective tax rates in 2001, 2000, and 1999 were 36.8%, 36.8% and 36.7%, respectively. The primary difference between the Company's Base Rate and effective tax rate was tax-free income.

The provision for income taxes for each of the three years ended October 31, 2001 was as follows (amounts in thousands):

                                         2001        2000       1999
                                        ------      ------     ------
Federal                                $114,131    $78,105    $54,874
State                                    10,085      6,918      4,849
                                       --------    -------    -------
                                       $124,216    $85,023    $59,723
                                       ========    =======    =======

Current                                $116,893    $79,832    $58,154
Deferred                                  7,323      5,191      1,569
                                       --------    -------    -------
                                       $124,216    $85,023    $59,723
                                       ========    =======    =======

The components of income taxes payable consisted of the following (amounts in thousands):

                                                   October 31,
                                              -------------------
                                                2001        2000
                                               ------      ------
Current                                       $66,522     $63,775
Deferred                                       31,629      24,306
                                              -------     -------
                                              $98,151     $88,081
                                              =======     =======

The components of net deferred taxes payable consisted of the following (amounts in thousands):

                                                 October 31
                                              -----------------
                                                2001      2000
                                               ------    ------
Deferred tax liabilities:
    Capitalized interest                      $32,789   $26,287
    Deferred expense                           17,755    13,743
                                              -------   -------
             Total                             50,544    40,030
                                              -------   -------
Deferred tax assets:
    Inventory valuation reserves                5,716     4,555
    Inventory valuation differences             2,581     2,184
    Deferred income                             2,329     2,170
    Accrued expenses
         deductible when paid                   1,324       178
    Other                                       6,965     6,637
                                              -------   -------
             Total                             18,915    15,724
                                              -------   -------
Net deferred tax liability                    $31,629   $24,306
                                              =======   =======

5.  Stockholders' Equity
The Company's authorized capital stock consists of 45,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share. The Board of Directors is authorized to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000 shares and the number of shares of authorized Preferred Stock to 15,000,000 shares.

On March 7, 2002, the Company's Board of Directors amended the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares.

Changes in stockholders' equity for the three years ended October 31, 2001 were as follows (amounts in thousands):


                      Common  Stock   Additional
                      --------------   Paid-In   Retained  Treasury
                      Shares  Amount   Capital   Earnings   Stock    Total
                      ------  ------  ---------  --------  --------  -----
Balance,
    November 1, 1998  73,870  $ 369  $ 106,099  $421,099  $ (1,811) $525,756
Net income                                       101,566             101,566
Purchase of treasury
    stock             (1,602)                              (16,704)  (16,704)
Exercise of stock
    options              354            (1,143)              3,701     2,558
Executive bonus award    212               342               2,120     2,462
Employee benefit plan
    issuances             74               (59)                755       696
                      ------  -----  ---------  --------  --------  --------
Balance,
October 31, 1999      72,908    369    105,239   522,665   (11,939)  616,334
Net income                                       145,943             145,943
Purchase of treasury
    stock             (2,710)                              (33,232)  (33,232)
Exercise of stock
    options            1,344               588              13,352    13,940
Executive bonus award    160              (225)              1,621     1,396
Employee benefit plan
    issuances             88              (148)                912       764
                      ------  -----  ---------  --------  --------  --------
Balance,
    October 31, 2000  71,790    369    105,454   668,608   (29,286)  745,145
Net income                                       213,673             213,673
Purchase of treasury
    stock             (4,122)                              (71,767)  (71,767)
Exercise of stock
    options            1,562              (336)             20,452    20,116
Executive bonus award    272             1,678               2,735     4,413
Employee benefit plan
    issuances             52               218                 785     1,003
                      ------  -----  ---------  --------  --------  --------
Balance,
    October 31, 2001  69,554   $369   $107,014  $882,281  $(77,081) $912,583

Stockholder Rights Plan

Shares of the Company's Common Stock outstanding are subject to stock purchase rights. The rights, which are exercisable only under certain conditions, entitle the holder, other than an acquiring person (and certain related parties of an acquiring person), as defined in the plan, to purchase common shares at prices specified in the rights agreement. Unless earlier redeemed, the rights will expire on July 11, 2007. The rights were not exercisable at October 31, 2001.

Redemption of Common Stock

To help provide for an orderly market in the Company's Common Stock in the event of the death of either Robert I. Toll or Bruce E. Toll (the "Tolls"), or both of them, the Company and the Tolls have entered into agreements in which the Company has agreed to purchase from the estate of each of the Tolls $10,000,000 of the Company's Common Stock (or a lesser amount under certain circumstances) at a price equal to the greater of fair market value (as defined) or book value (as defined). Further, the Tolls have agreed to allow the Company to purchase $10,000,000 of life insurance on each of their lives. In addition, the Tolls granted the Company an option to purchase up to an additional $30,000,000 (or a lesser amount under certain circumstances) of the Company's Common Stock from each of their estates. The agreements expire in October 2005.

In December 2000, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares (10,000,000 shares after the two-for-one stock split) of its Common Stock, par value $.01, from time to time, in open market transactions or otherwise, for the purpose of providing shares for its various employee benefit plans. At October 31, 2001, the Company had repurchased approximately 2,061,000 shares (4,122,000 shares after the two-for-one stock split) under the authorization.

6. Stock-Based Benefit Plans

Stock-Based Compensation Plans

The Company accounts for its stock option plans according to Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, no compensation costs are recognized upon issuance or exercise of stock options.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of the estimated value of employee option grants and their impact on net income using option pricing models that are designed to estimate the value of options that, unlike employee stock options, can be traded at any time and are transferable. In addition to restrictions on trading, employee stock options may include other restrictions such as vesting periods. Further, such models require the input of highly subjective assumptions, including the expected volatility of the stock price. Therefore, in management's opinion, the existing models do not provide a reliable single measure of the value of employee stock options.

At October 31, 2001, the Company's stock-based compensation plans consisted of its four stock option plans. Net income and net income per share as reported in these consolidated financial statements and on a pro forma basis, as if the fair value-based method described in SFAS No. 123 had been adopted, were as follows (in thousands, except per share amounts):

                                                  Year ended October 31,
                                             --------------------------------
                                               2001        2000        1999
                                              ------      ------      ------
Net income                      As reported  $213,673    $145,943    $101,566
                                Pro forma    $202,597    $136,622    $ 93,402
Basic net income per share      As reported  $   2.98    $   2.01    $   1.38
                                Pro forma    $   2.83    $   1.88    $   1.27
Diluted net income per share    As reported  $   2.76    $   1.95    $   1.36
                                Pro forma    $   2.62    $   1.83    $   1.25
Weighted-average grant date
  fair value per share of
  options granted                            $   8.93    $   4.52    $   5.49

For the purposes of providing the pro forma disclosures, the fair value of options granted was estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in each of the three fiscal years ended October 31, 2001.

                                            2001        2000        1999
                                           ------      ------      ------
Risk-free interest rate                     4.01%       5.80%       6.14%
Expected life (years)                       7.31        7.70        7.10
Volatility                                 37.40%      35.70%      34.90%
Dividends                                   none        none        none

Stock Option Plans

The Company's four stock option plans for employees, officers and directors provide for the granting of incentive stock options and non-statutory options with a term of up to ten years at a price not less than the market price of the stock at the date of grant. The Company's Stock Option and Incentive Stock Plan
(1995) provides for automatic increases each January 1 in the number of shares available for grant by 2% of the number of shares issued (including treasury shares). The Company's Stock Incentive Plan (1998) provides for automatic increases each November 1 in the number of shares available for grant by 2.5% of the number of shares issued (including treasury shares). The 1995 Plan and the 1998 Plan each restricts the number of shares available for grant in a year to a maximum of 5,000,000 shares. No additional options may be granted under the Company's Stock Option Plan (1986).

The following table summarizes stock option activity for the four plans during the three years ended October 31, 2001:

                                         Number     Weighted Average
                                       of Options    Exercise Price
                                       ----------   ----------------

Outstanding, November 1, 1998          9,885,036        $ 9.76
Granted                                2,505,600         11.40
Exercised                               (352,940)         5.69
Cancelled                               (254,510)        11.48
                                      ----------
Outstanding, October 31, 1999         11,783,186        $10.20
Granted                                3,759,500          8.77
Exercised                             (1,356,576)         8.84
Cancelled                               (178,598)        10.48
                                      ----------
Outstanding, October 31, 2000         14,007,512        $ 9.94
Granted                                2,298,800         19.31
Exercised                             (1,589,806)         9.59
Cancelled                               (230,628)        11.51
                                      ----------
Outstanding, October 31, 2001         14,485,878        $11.44
                                      ==========

Options exercisable and their weighted average exercise price as of October 31, 2001, 2000 and 1999 were 9,275,765 shares and $9.96; 7,748,446 shares and $9.96;
and 7,473,810 shares and $9.47, respectively.

Options available for grant at October 31, 2001, 2000 and 1999 under all the plans were 5,618,728; 4,626,502 and 6,377,314, respectively.

The following table summarizes information about stock options outstanding at October 31, 2001:

                         Options Outstanding        Options Exercisable
                  -------------------------------- ---------------------
                              Weighted-
                               Average
                              Remaining  Weighted-             Weighted-
    Range of                 Contractual  Average               Average
    Exercise        Number       Life     Exercise    Number    Exercise
     Prices      Outstanding  (in years)   Price   Exercisable   Price
  ------------   -----------  ----------  -------- -----------  --------

 $ 4.97-$ 7.94    1,428,600      2.8      $ 5.41    1,428,600   $ 5.41
   8.69- 10.13    6,124,906      6.5        9.13    4,472,696     9.26
  11.16- 12.78    3,288,172      6.7       11.89    1,979,460    11.96
  13.72- 14.75    1,395,000      6.2       14.01    1,395,000    14.01
         19.31    2,249,200      9.1       19.31         -         -
                 ----------                         ---------
 $ 4.97-$19.31   14,485,878      6.6      $11.44    9,275,756   $ 9.96
                 ==========                         =========

Bonus Award Shares

Under the terms of the Company's Cash Bonus Plan covering Robert I. Toll, Mr. Toll is entitled to receive cash bonus awards based upon the pre-tax earnings and stockholders' equity of the Company. In December 1998, Mr. Toll and the Board of Directors agreed that any bonus payable for each of the three fiscal years ended October 31, 2001 will be made (except for specific conditions) in shares of the Company's Common Stock using the value of the stock as of the date of the agreement ($12.125 per share). The stockholders approved the plan at the Company's 1999 Annual Meeting. The Company recognized compensation expense in 2001 of $6,855,000, in 2000 of $4,413,000 and in 1999 of $1,395,000, which represented the fair market value of the shares issued to Mr. Toll (440,002 shares in 2001, 271,584 shares in 2000 and 159,372 shares in 1999). On October 31, 2001, 2000 and 1999, the closing price of the Company's Common Stock on the New York Stock Exchange was $15.58, $16.25 and $8.75, respectively. Under the Company's deferred compensation plan Mr. Toll can elect to defer receipt of his bonus until a future date. Mr. Toll elected to defer receipt of his bonus for fiscal 2001.

In December 2000, Mr. Toll and the Board of Directors agreed that any bonus payable for each of the three fiscal years ended October 31, 2004 will be made (except for specific conditions) in shares of the Company's Common Stock using the value of the stock as of the date of the agreement ($19.3125 per share). The stockholders approved the plan at the Company's 2001 Annual Meeting.

Employee Stock Purchase Plan

The Company's Employee Stock Purchase Plan enables substantially all employees to purchase the Company's Common Stock for 95% of the market price of the stock on specified offering dates or at 85% of the market price of the stock on specified offering dates subject to restrictions. The plan, which terminates in December 2007, provides that 600,000 shares be reserved for purchase. As of October 31, 2001, a total of 453,948 shares were available for issuance.

The number of shares and the average prices per share issued under this plan during each of the three fiscal years ended October 31, 2001, 2000 and 1999 were 12,536 shares and $15.24; 12,618 shares and $9.71; and 24,364 shares and $8.49, respectively. No compensation expense was recognized by the Company under this plan.

7. Earnings Per Share Information

Information pertaining to the calculation of earnings per share for each of the three years ended October 31, 2001 is as follows (amounts in thousands):

                                          2001      2000      1999
                                         ------    ------    ------

Basic weighted average shares            71,670    72,537    73,378
Common stock equivalents                  5,697     2,288     1,493
                                         ------    ------    ------
Diluted weighted average shares          77,367    74,825    74,872
                                         ======    ======    ======
8. Employee Retirement Plan

The Company maintains a salary deferral savings plan covering substantially all employees. The plan provides for Company contributions totaling 2% of all eligible compensation, plus 2% of eligible compensation above the social security wage base, plus matching contributions of up to 2% of eligible compensation of employees electing to contribute via salary deferrals. Company contributions with respect to the plan totaled $3,141,000, $ 2,579,000, and $1,876,000, for the years ended October 31, 2001, 2000 and 1999, respectively.

9. Extraordinary Loss from Extinguishment of Debt

In January 1999, the Company called for the redemption of all of its outstanding 9 1/2% Senior Subordinated Notes due 2003 at 102% of the principal amount plus accrued interest. The redemption resulted in an extraordinary loss in fiscal 1999 of $1,461,000, net of $857,000 of income tax benefit. The loss represented the redemption premium and a write-off of unamortized deferred issuance costs.

10. Commitments and Contingencies

At October 31, 2001, the Company had agreements to purchase land and improved home sites for future development with purchase prices aggregating approximately $721,129,000, of which $42,658,000 had been paid or deposited. Purchase of the properties is contingent upon satisfaction of certain requirements by the Company and the sellers.

At October 31, 2001, the Company had agreements of sale outstanding to deliver 2,727 homes with an aggregate sales value of approximately $1,411,374,000.

At October 31, 2001, the Company was committed to make approximately $290,000,000 of mortgage loans to its homebuyers and to others. All loans with committed interest rates are covered by take-out commitments from third-party lenders, resulting in no interest rate risk to the Company. The Company also arranges a variety of mortgage programs that are offered to its homebuyers through outside mortgage lenders.

The Company is involved in various claims and litigation arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material effect on the business or on the financial condition of the Company.

11. Related Party Transactions

To take advantage of commercial real estate opportunities that may present themselves from time to time, the Company formed Toll Brothers Realty Trust (the "Trust"), a venture that is effectively owned one-third by the Company; one-third by a number of senior executives and/or directors, including Robert I. Toll, Bruce E. Toll (and certain family members), Zvi Barzilay (and certain family members), and Joel H. Rassman; and one-third by the Pennsylvania State Employees Retirement System (collectively, the "Shareholders").

In June 2000, the Shareholders entered into a subscription agreement whereby each group agreed to invest additional capital in an amount not to exceed $9,259,000 if required by the Trust. The commitment expires in June 2002.

At October 31, 2001, the Company had an investment of $7,471,000 in the Trust. This investment is accounted for on the equity method.

The Company provides development, finance and management services to the Trust and received fees under the terms of various agreements in the amount of $1,672,000, $1,392,000 and $2,524,000 in fiscal 2001, 2000 and 1999, respectively.

During fiscal 2000, the Company repurchased 500,000 shares of its Common Stock from Bruce E. Toll at $15 per share, a price that was within the trading range of the Company's Common Stock on the dates of the transactions.

12. Supplemental Disclosure to Statements of Cash Flows

The following are supplemental disclosures to the statements of cash flows for each of the three years ended October 31, 2001 (amounts in thousands):

                                                    2001       2000       1999
                                                   ------     ------     ------
Cash flow information:
  Interest paid, net of amount capitalized        $ 26,985    $21,548    $17,469
  Income taxes paid                               $108,750    $54,700    $49,250

Non-cash activity:
  Cost of inventory acquired through
     seller financing                             $ 34,662    $ 8,321    $ 7,504
  Investment in unconsolidated subsidiary
     acquired through seller financing                        $ 4,500
  Income tax benefit related to exercise
     of employee stock options                    $  5,396    $ 2,128    $   541
  Stock bonus awards                              $  4,413    $ 1,395    $ 2,462
  Contributions to employee retirement plan       $    791    $   641    $   490

Acquisition of company:
  Fair value of assets acquired                                          $56,026
  Liabilities assumed                                                    $44,934
  Cash paid                                                              $11,092

13. Supplemental Guarantor Information

A wholly owned subsidiary of the Company, Toll Brothers Finance Corp.(the "Subsidiary Issuer"), intends to issue senior debt. The obligations of the Subsidiary Issuer to pay principal, premiums, if any, and interest will be guaranteed jointly and severally on a senior basis by the Company and substantially all of the Company's wholly-owned homebuilding subsidiaries (the "Guarantor Subsidiaries"). The guarantees will be full and unconditional. The Company's non-homebuilding subsidiaries (the " Non-Guarantor Subsidiaries") will not guarantee the debt. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management has determined that such disclosures would not be material to investors. Supplemental consolidating financial information of the Company, the Subsidiary Issuer, the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and the eliminations to arrive at Toll Brothers, Inc. on a consolidated basis are presented below. Toll Brothers Finance Corp. prior to the intended senior debt issuance has not had any operations.

                                         Toll                                          Non-
                                       Brothers,   Subsidiary      Guarantor        Guarantor
                                         Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination     Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Balance Sheet
At October 31, 2001 ($ in thousands)
ASSETS
Cash and cash equivalents                                                179,434           3,406                          182,840
Inventory                                                              2,183,045             496                        2,183,541
Property, construction and
 office equipment, net                                                    27,067           6,028                           33,095
Receivables, prepaid
 expenses and other assets              1,010,734                         27,465          13,726       (977,444)           74,481
Mortgage loans receivable                                                    669          26,089                           26,758
Customer deposits held
 in escrow                                                                17,303                                           17,303
Investments in
  unconsolidated entities                                                 14,182                                           14,182
                                    ----------------------------------------------------------------------------------------------
                                        1,010,734             -        2,449,165          49,745       (977,444)        2,532,200
                                    ==============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Loans payable                                                          357,802           4,910                          362,712
  Subordinated notes                                                     669,581                                          669,581
  Mortgage company
    warehouse loans                                                                       24,754                           24,754
  Customer deposits                                                      101,778                                          101,778
  Accounts payable                                                       132,909              61                          132,970
  Accrued expenses                                                       215,101          14,570                          229,671
  Income taxes payable                     98,151                                                                          98,151
                                    ----------------------------------------------------------------------------------------------
  Total liabilities                        98,151             -        1,477,171          44,295               -        1,619,617
                                    ----------------------------------------------------------------------------------------------
Stockholders' equity
  Preferred Stock                                                                                                               -
  Common stock                                369                              1               3             (4)              369
  Additional paid-in-capital              107,014                          5,070           1,084         (6,154)          107,014
  Retained earnings                       882,281                        966,923           4,363       (971,286)          882,281
  Treasury stock                          (77,081)                                                                        (77,081)
                                    ----------------------------------------------------------------------------------------------
  Total stockholders' equity              912,583             -          971,994           5,450       (977,444)          912,583
                                    ----------------------------------------------------------------------------------------------
                                        1,010,734             -        2,449,165          49,745       (977,444)        2,532,200
                                    ==============================================================================================

                                         Toll                                          Non-
                                       Brothers,   Subsidiary      Guarantor        Guarantor
                                         Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination     Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Balance Sheet
At October 31, 2000 ($ in thousands)
ASSETS
Cash and cash equivalents                                                157,086           4,774                          161,860
Inventory                                                              1,711,667             716                        1,712,383
Property, construction and
 office equipment, net                                                    21,601           2,474                           24,075
Receivables, prepaid
 expenses and other assets                833,226                          9,293           3,587       (762,527)           83,579
Mortgage loans receivable                                                                 10,436                           10,436
Customer deposits held
 in escrow                                                                19,010                                           19,010
Investments in
  unconsolidated entities                                                 18,911                                           18,911
                                     ---------------------------------------------------------------------------------------------
                                          833,226             -        1,937,568          21,987       (762,527)        2,030,254
                                     =============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Loans payable                                                          321,477           5,060                          326,537
  Subordinated notes                                                     469,499                                          469,499
  Customer deposits                                                      104,924                                          104,924
  Accounts payable                                                       110,910              17                          110,927
  Accrued expenses                                                       172,159          12,982                          185,141
  Income taxes payable                     88,081                                                                          88,081
                                     ---------------------------------------------------------------------------------------------
  Total liabilities                        88,081             -        1,178,969          18,059               -        1,285,109
                                     ---------------------------------------------------------------------------------------------
Stockholders' equity
  Preferred Stock                                                                                                               -
  Common stock                                369                              1               2             (3)              369
  Additional paid-in-capital              105,454                          5,570             584         (6,154)          105,454
  Retained earnings                       668,608                        753,028           3,342       (756,370)          668,608
  Treasury stock                          (29,286)                                                                        (29,286)
                                     ---------------------------------------------------------------------------------------------
  Total stockholders' equity              745,145             -          758,599           3,928       (762,527)          745,145
                                     ---------------------------------------------------------------------------------------------
                                          833,226             -        1,937,568          21,987       (762,527)        2,030,254
                                     =============================================================================================

                                         Toll                                          Non-
                                       Brothers,   Subsidiary      Guarantor        Guarantor
                                         Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination     Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Income Statement
For the fiscal year ended October 31, 2001 ($ in thousands)
Revenues:
Housing sales                                                     2,180,469                                            2,180,469
Land sales                                                           27,530                                               27,530
Other                                                                14,335            15,192         (14,677)            14,850
Equity earnings
 from unconsolidated
 entities                                                             6,756                                                6,756
Earnings from
  subsidiaries                        337,892                                                        (337,892)                 -
                                    ---------------------------------------------------------------------------------------------
                                      337,892           -         2,229,090            15,192        (352,569)         2,229,605
                                    ---------------------------------------------------------------------------------------------
Costs and expenses:
Cost of sales                                                     1,623,526             3,577          (3,363)         1,623,740
Selling, general
  and administrative                        3                       209,638             9,036          (8,948)           209,729
Interest                                                             58,035               960            (748)            58,247
                                    ---------------------------------------------------------------------------------------------
                                            3           -         1,891,199            13,573         (13,059)         1,891,716
                                    ---------------------------------------------------------------------------------------------
Income before taxes                   337,889           -           337,891             1,619        (339,510)           337,889
Income taxes                          124,216                       123,996               597        (124,593)           124,216
                                    ---------------------------------------------------------------------------------------------
Net income                            213,673           -           213,895             1,022        (214,917)           213,673
                                    =============================================================================================

                                         Toll                                          Non-
                                       Brothers,   Subsidiary      Guarantor        Guarantor
                                         Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination     Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Income Statement
For the fiscal year ended October 31, 2000 ($ in thousands)
Revenues:
Housing sales                                                     1,762,930                                            1,762,930
Land sales                                                           38,730                                               38,730
Other                                                                 9,737            10,354         (10,639)             9,452
Equity earnings
 from unconsolidated
 entities                                                              3,250                                                3,250
Earnings from
  subsidiaries                        231,011                                                        (231,011)                 -
                                    ---------------------------------------------------------------------------------------------
                                      231,011           -         1,814,647            10,354        (241,650)         1,814,362
                                    ---------------------------------------------------------------------------------------------
Costs and expenses:
Cost of sales                                                     1,366,669             3,921          (3,721)         1,366,869
Selling, general
  and administrative                       45                       171,037             6,008          (6,732)           170,358
Interest                                                             45,929               285             (45)            46,169
                                    ---------------------------------------------------------------------------------------------
                                           45           -         1,583,635            10,214         (10,498)         1,583,396
                                    ---------------------------------------------------------------------------------------------
Income before taxes                   230,966           -           231,012               140        (231,152)           230,966
Income taxes                           85,023                        85,222                52         (85,274)            85,023
                                    ---------------------------------------------------------------------------------------------
Net income                            145,943           -           145,790                88        (145,878)           145,943
                                    =============================================================================================

                                         Toll                                          Non-
                                       Brothers,   Subsidiary      Guarantor        Guarantor
                                         Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination     Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Income Statement
For the fiscal year ended October 31, 1999 ($ in thousands)
Revenues:
Housing sales                                                     1,438,171                                            1,438,171
Land sales                                                           17,345                                               17,345
Other                                                                 5,020             4,542            (963)             8,599
Equity earnings
 from unconsolidated
 entities                                                                                                                       -
Earnings from
 subsidiaries                          160,481                                                       (160,481)                 -
                                     --------------------------------------------------------------------------------------------
                                       160,481          -         1,460,536             4,542        (161,444)         1,464,115
                                     --------------------------------------------------------------------------------------------
Costs and expenses:
Cost of sales                                                     1,131,224                23                          1,131,247
Selling, general
  and administrative                        49                      127,173             2,991                            130,213
Interest                                                             39,905                                               39,905
                                     --------------------------------------------------------------------------------------------
                                            49          -         1,298,302             3,014                -         1,301,365
                                     --------------------------------------------------------------------------------------------
Income before taxes and
 extraordinary
 item                                  160,432          -           162,234             1,528        (161,444)           162,750

Income taxes                            58,866                       59,532               565         (59,240)            59,723
                                     --------------------------------------------------------------------------------------------
Income before
 extraordinary item                    101,566          -           102,702               963        (102,204)           103,027
Extraordinary item                                                   (1,461)                                              (1,461)
                                     --------------------------------------------------------------------------------------------
Net income                             101,566          -           101,241               963        (102,204)           101,566
                                     ============================================================================================

                                            Toll                                          Non-
                                          Brothers,   Subsidiary      Guarantor        Guarantor
                                            Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination   Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Statement of Cash Flows
For the fiscal year ended October 31, 2001 ($ in thousands)
Cash flow from operating
 activities:
Net income                                 213,673                       213,895           1,022         (214,917)       213,673
Adjustments to reconcile net income to
 net cash used in operating activities:
Depreciation and amortization                                              8,845             511                           9,356
Equity earnings in unconsolidated joint
  ventures                                                                (6,756)                                         (6,756)
Deferred tax provision                       7,323                                                                         7,323
Changes in operating assets and
  liabilities:
Increase in inventory                                                   (444,107)            220                        (443,887)
Origination of mortgage loans                                                          (199,102)                        (199,102)
Sale of mortgage loans                                                                   183,449                         183,449
Decrease in receivables,                                                                                                       -
 prepaid expenses and other assets        (177,507)                      (16,978)         (9,639)         214,917         10,793
(Decrease) in customer deposits                                           (3,146)                                         (3,146)
Increase in accounts payable and
  accrued expenses                           5,204                        64,941           1,631                          71,776
Increase in income taxes payable             8,142                                                                         8,142
                                          ---------------------------------------------------------------------------------------
 Net cash used in operating activities      56,835           -          (183,306)        (21,908)               -       (148,379)
                                          ---------------------------------------------------------------------------------------
Cash flow from investing activities:
Purchase of property and equipment,
  net                                                                   (10,957)          (4,063)                        (15,020)
Distribution from unconsolidated
  entities                                                                15,750                                          15,750
                                          ---------------------------------------------------------------------------------------
 Net cash provided by investing
  activities                                    -            -             4,793          (4,063)               -            730
                                          ---------------------------------------------------------------------------------------
Cash flow from financing activities
Proceeds from loans payable                                              123,662          84,966                         208,628
Principal payments of loans payable                                     (119,731)        (60,363)                       (180,094)
Net proceeds from issuance of public debt                                196,930                                         196,930
Proceeds from stock-based benefit plans     14,932                                                                        14,932
Purchase of treasury stock                 (71,767)                                                                      (71,767)
                                          ---------------------------------------------------------------------------------------
 Net cash provided by financing
   activities                              (56,835)          -           200,861           24,603               -        168,629
                                          ---------------------------------------------------------------------------------------
Net increase in cash and cash
  equivalents                                    -           -            22,348          (1,368)               -         20,980
Cash and cash equivalents, beginning of
  year                                                                   157,086           4,774                         161,860
                                          ---------------------------------------------------------------------------------------
Cash and cash equivalents, end of year           -           -           179,434           3,406                -        182,840
                                          =======================================================================================

                                            Toll                                          Non-
                                          Brothers,   Subsidiary      Guarantor        Guarantor
                                            Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination   Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Statement of Cash Flows
For the Fiscal Year ended October 31, 2000 ($ in thousands)
Cash flow from operating
 activities:
Net income                                145,943                       145,790               88        (145,878)        145,943
Adjustments to reconcile net income to
 net cash used in operating activities:
Depreciation and amortization                                             8,186              342                           8,528
Equity earnings in unconsolidated
  joint ventures                                                         (3,250)                                          (3,250)
Deferred tax provision                      5,191                                                                          5,191
Changes in operating assets and
  liabilities:
Increase in inventory                                                  (263,615)            (688)                       (264,303)
Origination of mortgage loans                                                            (22,982)                        (22,982)
Sale of mortgage loans                                                                    12,546                          12,546
Increase in receivables,
 prepaid expenses and other assets       (157,006)                      (14,748)           8,287         145,878         (17,589)
Increase in customer deposits                                            22,429                                           22,429
Increase in accounts payable and
  accrued expenses                          2,036                        67,243            2,213                          71,492
Increase in income taxes payable           25,132                                                                         25,132
                                       ------------------------------------------------------------------------------------------
 Net cash used in operating activities     21,296            -          (37,965)            (194)              -         (16,863)
                                       ------------------------------------------------------------------------------------------
Cash flow from investing activities:
Purchase of property and equipment,
  net                                                                    (8,143)          (1,272)                         (9,415)
Distribution from unconsolidated
  entities                                                               13,589                                           13,589
                                       ------------------------------------------------------------------------------------------
 Net cash provided by
   investing activities                        -             -            5,446           (1,272)              -           4,174
                                       ------------------------------------------------------------------------------------------
Cash flow from financing activities
Proceeds from loans payable                                             554,783            5,060                         559,843
Principal payments of loans payable                                    (460,482)                                        (460,482)
Proceeds from stock-based benefit
  plans                                    11,936                                                                         11,936
Purchase of treasury stock                (33,232)                                                                       (33,232)
                                       ------------------------------------------------------------------------------------------
 Net cash provided by financing
   activities                             (21,296)           -           94,301            5,060               -          78,065
                                       ------------------------------------------------------------------------------------------
Net increase in cash and cash
  equivalents                                   -            -           61,782            3,594               -          65,376
Cash and cash equivalents, beginning
  of year                                                                95,304            1,180                          96,484
                                       ------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year          -            -          157,086            4,774               -         161,860
                                       ==========================================================================================

                                            Toll                                          Non-
                                          Brothers,   Subsidiary      Guarantor        Guarantor
                                            Inc.        Issuer       Subsidiaries     Subsidiaries     Elimination   Consolidated
                                      -------------------------------------------------------------------------------------------
Consolidating Statement of Cash Flows
For the Fiscal Year ended October 31, 1999 ($ in thousands)
Cash flow from operating
  activities:
Net income                                101,566                       101,241              963        (102,204)        101,566
Adjustments to reconcile net income to
 net cash used in operating activities:
Depreciation and amortization                                             6,535               59                           6,594
Extraordinary loss from extinguishment
  of debt                                                                 2,318                                            2,318
Deferred tax provision                      1,569                                                                          1,569
Changes in operating assets and
  liabilities,  net of assets and
  liabilities acquired
Increase in inventory                                                  (282,736)             (28)                       (282,764)
Increase in receivables,
 prepaid expenses and other assets        (99,650)                      (25,202)          (9,876)        102,204         (32,524)
Increase in customer deposits                                            11,557                                           11,557
Increase in accounts payable and
  accrued expenses                          2,951                        56,123            3,695                          62,769
Increase in income taxes payable            8,045                                                                          8,045
                                         ----------------------------------------------------------------------------------------
 Net cash used in operating activities     14,481            -         (130,164)          (5,187)              -        (120,870)
                                         ----------------------------------------------------------------------------------------
Cash flow from investing activities:
Purchase of property and equipment, net                                  (6,835)          (1,496)                         (8,331)
Acquisition of company, net of cash
  acquired                                                              (11,090)                                         (11,090)
Investment in unconsolidated entities                                   (15,193)                                         (15,193)
                                         ----------------------------------------------------------------------------------------
Net cash used in investing
  activities                                    -            -          (33,118)          (1,496)              -         (34,614)
                                         ----------------------------------------------------------------------------------------
Cash flow from financing activities
Proceeds from loans payable                                             177,500                                          177,500
Principal payments of loans payable                                    (187,551)                                        (187,551)
Net proceeds from issuance of public
  debt                                                                  267,716                                          267,716
Redemption of public debt                                               (71,359)                                         (71,359)
Proceeds from stock-based benefit plans     2,223                                                                          2,223
Purchase of treasury stock                (16,704)                                                                       (16,704)
                                         ----------------------------------------------------------------------------------------
 Net cash provided by financing
   activities                             (14,481)           -          186,306                -               -         171,825
                                         ----------------------------------------------------------------------------------------
Net increase in cash and cash
  equivalents                                   -            -           23,024           (6,683)              -          16,341
Cash and cash equivalents, beginning
  of year                                                                72,280            7,863                          80,143
                                         ----------------------------------------------------------------------------------------
Cash and cash equivalents, end of year          -            -           95,304            1,180               -          96,484
                                         ========================================================================================

            SUMMARY CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)
                  (Amounts in thousands, except per share data)

                                           Three months ended
                               -----------------------------------------
                                Oct. 31    July 31   April 30   Jan. 31
                                -------    -------   --------   -------
Fiscal 2001:
Revenue                        $655,752   $584,068   $514,524   $475,261
Income before income taxes     $108,183   $ 94,160   $ 72,351   $ 63,195
Net Income                     $ 68,526   $ 59,444   $ 45,778   $ 39,925
Earnings per share
    Basic                      $    .98   $    .83   $    .63   $    .55
    Diluted                    $    .92   $    .77   $    .58   $    .51
Weighted average number
   of shares
    Basic                        69,820     71,677     72,857     72,326
    Diluted                      74,661     77,413     78,564     78,830

Fiscal 2000:
Revenue                        $614,793   $464,532   $390,486   $344,551
Income before income taxes     $ 92,484   $ 58,791   $ 44,363   $ 35,328
Net Income                     $ 58,366   $ 37,234   $ 27,950   $ 22,393
Earnings per share*
    Basic                      $    .81   $    .52   $   0.38   $   0.31
    Diluted                    $    .76   $    .50   $   0.38   $   0.30
Weighted average number
   of shares
    Basic                        72,122     72,293     72,792     72,942
    Diluted                      76,973     74,438     74,072     73,818

* Due to rounding, the sum of the quarterly earnings per share amounts may not equal the reported earnings per share for the year.